Exhibit 99.1

Contact: Brian Turner

Chief Financial Officer

425-943-8000

Media Contact: Marci Maule

Director Public Relations

425-943-8277

COINSTAR ANNOUNCES FIRST QUARTER 2007 RESULTS

BELLEVUE, Wash.—May 3, 2007—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended March 31, 2007.

Highlights for the three months ended March 31, 2007, were as follows:

•	Revenue - $132.3 million

•	EBITDA - $ 26.8 million (see Appendix A)

•	Free cash flow - $3.6 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share - $0.16 (see reconciliation below)

•	Net income - $2.6 million

Included in GAAP net income for the first quarter of 2007 were certain non-cash charges including $1.7 million in amortization of intangible assets, $1.7 million in non-cash stock based compensation and $0.2 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees. Excluding these items, net of taxes, Coinstar reported adjusted net income of $4.6 million.

A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Three Months Ended 3/31/07
GAAP fully taxed, fully diluted earnings per share	$0.09
Amortization of intangibles, net of tax	0.03
Stock based compensation expense, net of tax	0.03
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.01

Adjusted fully taxed, fully diluted earnings per share	$0.16

At March 31, 2007, Coinstar had approximately $61.6 million in cumulative net operating loss carryforwards. Although Coinstar recorded $2.6 million in tax expense for the first quarter, as a result of these net operating loss carryforwards, cash paid for taxes during the three-month period totaled only $627,000.

“We’re pleased with our first quarter performance. Coin processing, our DVD kiosk ventures and our e-payment business experienced solid progress during the period while our money transfer unit experienced a significant increase in transaction volume. These gains were partially offset by continued softness in our entertainment business,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “Major integration efforts are behind us and we are seeing the early benefits from a more cohesive infrastructure. We are confident that we’ll continue to capitalize on our leadership position as a turnkey, 4th Wall solutions provider.”

Other Information

	Three Months Ended 3/31/07	Three Months Ended 3/31/06
Cash paid for capital expenditures (in thousands)	$18,126	$7,417

Installed Base
Coin	13,800	13,000
- Coin to card, e-payment or e-certificate enabled	8,500	6,100
Crane	30,000	30,000
Bulk heads and other	269,000	266,000
POSA terminals	14,000	19,500

Share Repurchase

During the first quarter, Coinstar repurchased 120,800 shares of common stock at an average price of $28.94 per share. The aggregate expenditure for the period totaled $3.5 million. For the remainder of 2007, Coinstar expects to be active in the repurchase of its shares subject to market and other conditions.

Second Quarter Expectations

Management estimates that revenue for the second quarter ending June 30, 2007, will range from $130 million to $140 million. In addition, management estimates that for the second quarter GAAP earnings per fully taxed, fully diluted share will range from $0.08 to $0.15 with adjusted earnings per fully taxed, fully diluted share ranging from $0.15 to $0.22.

Conference Call

A conference call to discuss first quarter 2007 results will be broadcast live over the Internet today, Thursday, May 3, 2007, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 60,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense. Stock based compensation expense was not included in the EBITDA reconciliation table in prior periods. Including stock based compensation expense, EBITDA for the three months ended 3/31/06 was $26,471. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

Three Months Ended 3/31/07
(in thousands)
Net income	$2,556
Depreciation, amortization and other	16,207
Interest expense, net	3,779
Income taxes	2,566
Stock based compensation expense	1,684

EBITDA	$26,792

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

Three Months Ended 3/31/07
(in thousands)
Net cash used by operating activities	$(12,629)
Changes in operating assets and liabilities	34,332
Cash paid for capital expenditures	(18,126)

FREE CASH FLOW	$3,577

Adjusted earnings per share: we believe adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
REVENUE	$132,336	$126,032
EXPENSES:
Direct operating	91,639	87,699
Marketing	1,626	924
Research and development	1,341	1,241
General and administrative	12,247	11,366
Depreciation and other	14,468	12,859
Amortization of intangible assets	1,739	1,327

Income from operations	9,276	10,616

OTHER INCOME (EXPENSE):
Interest income and other, net	75	471
Interest expense	(3,974)	(3,732)
(Loss) income from equity investments	(255)	191
Early retirement of debt	—	(238)

Income before income taxes	5,122	7,308
Income taxes	(2,566)	(3,129)

NET INCOME	$2,556	$4,179

NET INCOME PER SHARE:
Basic	$0.09	$0.15
Diluted	$0.09	$0.15

WEIGHTED SHARES OUTSTANDING:
Basic	27,777	27,716
Diluted	28,287	27,987

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2007	Dec. 31, 2006
CURRENT ASSETS:
Cash and cash equivalents	$8,740	$24,726
Cash in machine or in transit	60,243	63,740
Cash being processed	74,627	89,698
Trade accounts receivable, net of allowance for doubtful accounts of $1,123 and $1,050 in 2007 and 2006, respectively	19,083	21,339
Inventory	36,048	39,334
Deferred income taxes	19,100	17,775
Prepaid expenses and other current assets	13,452	13,371

Total current assets	231,293	269,983

PROPERTY AND EQUIPMENT, NET	167,736	160,962
DEFERRED INCOME TAXES	—	34
OTHER ASSETS	3,935	3,807
EQUITY INVESTMENTS	31,341	31,259
INTANGIBLE ASSETS, NET	42,739	43,121
GOODWILL	209,134	208,917

TOTAL ASSETS	$686,178	$718,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,816	$57,536
Accrued liabilities payable to retailers	78,829	95,737
Other accrued liabilities	31,051	35,693
Current portion of long-term debt and capital lease obligations	8,135	7,883

Total current liabilities	159,831	196,849
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	193,297	192,381
DEFERRED TAX LIABILITY	9,443	7,488

Total liabilities	362,571	396,718

STOCKHOLDERS’ EQUITY:
Common stock	346,036	343,229
Retained earnings	8,025	5,469
Treasury stock	(34,301)	(30,806)
Accumulated other comprehensive income	3,847	3,473

Total stockholders’ equity	323,607	321,365

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$686,178	$718,083

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
OPERATING ACTIVITIES:
Net income	$2,556	$4,179
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and other	14,468	12,859
Amortization of intangible assets	1,739	1,327
Amortization of deferred financing fees	188	191
Loss on early retirement of debt	—	238
Non-cash stock-based compensation	1,684	1,388
Excess tax benefit from exercise of stock options	(884)	—
Deferred income taxes	1,942	2,797
Income from equity investments	(74)	(191)
Return on equity investments	—	288
Other	84	(86)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	2,280	(184)
Inventory	3,287	(1,679)
Prepaid expenses and other current assets	(1,336)	1,453
Other assets	(1,362)	(115)
Accounts payable	(15,717)	613
Accrued liabilities payable to retailers	(16,966)	(12,883)
Accrued liabilities	(4,518)	(5,496)

Net cash (used) provided by operating activities	(12,629)	4,699
INVESTING ACTIVITIES:
Purchase of property and equipment	(18,126)	(7,417)
Acquisitions, net of cash acquired	(227)	(2,670)
Proceeds from sale of fixed assets	241	—

Net cash used by investing activities	(18,112)	(10,087)
FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(2,291)	(17,946)
Excess tax benefit from exercise of stock options	884	—
Repurchase of common stock	(3,495)	(382)
Proceeds from exercise of stock options	1,028	708

Net cash used by financing activities	(3,874)	(17,620)
Effect of exchange rate changes on cash	61	207

NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	(34,554)	(22,801)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	178,164	175,267

End of period	$143,610	$152,466

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$3,771	$3,771
Cash paid during the period for taxes	627	165
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of vehicles financed by capital lease obligations	$2,262	$8,569
Accrued acquisition costs	20	1,793